ALLEN ORGAN COMPANY



     Exhibit 21 - Subsidiaries of the Registrant



     Subsidiaries Name            Trade Name (if different)   State of
                                                              Incorporation


     Allen Audio, Inc.                                        Pennsylvania

     Allen Diversified, Inc                                   Delaware

     Allen Organ International, Inc.                          US Virgin Islands

     VIR, Inc.                       VIR Linear Switch        Pennsylvania

     Eastern Research, Inc.                                   New Jersey

     Linear Switch Corporation                                New Jersey

     Legacy Audio, Inc.                                       Illinois
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